UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2016

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The WhiteWave Foods Company (“WhiteWave”) held its 2016 annual meeting of stockholders on May 12, 2016, and there were 153,456,029 shares of common stock represented either in person or by proxy at the meeting. The following number of votes was cast for each proposal, as indicated, which voting results are final.

1.	The stockholders elected five directors, with each director elected to serve a one-year term ending at WhiteWave’s 2017 annual meeting of stockholders. The votes regarding this proposal were as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER
				NON-VOTE

Michelle P. Goolsby	130,213,243	2,120,672	57,213	21,064,901

Stephen L. Green	130,655,493	1,650,420	85,215	21,064,901

Anthony J. Magro	130,578,306	1,753,582	59,240	21,064,901

W. Anthony Vernon	130,629,343	1,700,044	61,741	21,064,901

Doreen A. Wright	130,293,079	2,036,831	61,218	21,064,901

2.	The stockholders approved, on an advisory basis, WhiteWave’s executive compensation. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

125,846,134	6,360,097	184,897	21,064,901

3.	The stockholders ratified the appointment of Deloitte & Touche LLP as WhiteWave’s independent auditor for fiscal 2016. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

152,214,933	1,119,072	122,024	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

May 17, 2016	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Corporate Secretary